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                   AMENDMENT TO ERIC W. SPIVEY EMPLOYMENT AGREEMENT

     This Amendment is made effective as of June 4, 1999 (the "Effective Date"), by and between NetGravity, Inc. (the "Company"), and Eric W. Spivey (the "Executive"). Unless otherwise defined herein, capitalized terms used in this Amendment shall have the same meaning as in the Employment Agreement dated April 20, 1999.

     WHEREAS, the Executive and the Company entered into an Employment Agreement dated April 20, 1999 (the "Employment Agreement"); and

     WHEREAS, the Executive and the Company hereby desire to amend the Employment Agreement in the manner described below to provide that, on the Effective Date, the Company shall grant to Executive an additional stock option to purchase 200,000 shares of the Company's common stock at a per share exercise price of $17.00.

     NOW, THEREFORE, in consideration of the foregoing recitals and the respective covenants and agreements of the parties contained in this document, the Company and the Executive agree to amend the Employment Agreement as follows:

     1.  Section 4(c) shall be amended to read, in its entirety, as follows:

     "EQUITY COMPENSATION.

            (i)  EMPLOYMENT-BASED VESTING STOCK OPTIONS.

                 (A) EMPLOYMENT COMMENCEMENT DATE OPTION. Executive shall receive a nonstatutory stock option to purchase a total of seven hundred thousand (700,000) shares of Company common stock with a per share exercise price of $30.375 (the "Employment Commencement Date Stock Option"). The Employment Commencement Date Stock Option shall be for a term of ten years (or shorter upon termination of employment or consulting relationship with the Company) and, subject to accelerated vesting as set forth elsewhere herein, shall vest at the rate of 1/48 of the original seven hundred thousand (700,000) shares on the twentieth day of each month following the Employment Commencement Date, so as to be 100% vested on the four year anniversary thereof, conditioned upon Executive's continued employment or consulting relationship with the Company as of each vesting date. Except as specified otherwise herein, this option grant is in all respects subject to the terms, definitions and provisions of the Company's 1998 Stock Plan (the "Stock Plan") and the standard form of stock option agreement thereunder to be entered into by and between Executive and the Company (the "Employment Commencement Date Option Agreement"), both of which documents are incorporated herein by reference.

                 (B) JUNE 4, 1999 OPTION. On June 4, 1999 Executive shall be granted a stock option, which shall be, to the extent possible under the $100,000 rule of Section 422(d) of the Internal Revenue Code of 1986, as amended (the "Code") an "incentive stock option" (as defined in Section 422 of the Code) to purchase a total of two hundred thousand (200,000) shares of Company

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common stock with a per share exercise price of $17.00 (the "June 4, 1999
Stock Option"). The June 4, 1999 Stock Option shall be for a term of ten years (or shorter upon termination of employment or consulting relationship with the Company) and, subject to accelerated vesting as set forth elsewhere herein, shall be immediately vested as to one hundred thousand (100,000) shares on the date of grant, and thereafter shall vest at the rate of 1/48 of the remaining one hundred thousand (100,000) shares on the fourth day of each month following June 4, 1999, so as to be 100% vested on the four year anniversary of the date of grant, conditioned upon Executive's continued employment or consulting relationship with the Company as of each vesting date. Except as specified otherwise herein, this option grant is in all respects subject to the terms, definitions and provisions of the Stock Plan and the standard form of stock option agreement thereunder to be entered into by and between Executive and the Company (the "June 4, 1999 Option Agreement"), both of which documents are incorporated herein by reference.

           (ii) PERFORMANCE-BASED VESTING STOCK OPTION. Executive shall receive a non-statutory stock option to purchase a total of three hundred thousand (300,000) shares of Company common stock with a per share exercise price of $30.375 (the "Performance-Based Stock Option"). The Performance-Based Stock Option shall be for a term of ten years (or shorter upon termination of employment or consulting relationship with the Company) and, subject to accelerated vesting as set forth elsewhere herein, shall vest as to 1/24 of the original three hundred thousand (300,000) shares on May 20, 2001 and as to the same amount of shares on the twentieth day of each month thereafter, so as to be 100% vested on the four year anniversary of the Employment Commencement Date; provided, however that the Performance-Based Option shall have its vesting accelerated 100% in the event that the closing sales price of the Company's stock on Nasdaq (or at the successor exchange upon which the Company's shares of common stock are principally traded) is $40 or higher (with the $40 target adjusted appropriately for any stock splits or stock dividends effected by the Company without receipt of consideration), for thirty (30) calendar days within any sixty (60) calendar day period, conditioned upon Executive's continued employment or consulting relationship with the Company as of any such vesting dates. Except as specified otherwise herein, this option grant is in all respects subject to the terms, definitions and provisions of the Stock Plan and the standard form of stock option agreement thereunder to be entered into by and between Executive and the Company (the "Performance-Based Option Agreement"), both of which documents are incorporated herein by reference.

          (iii) SUBSEQUENT AWARDS. During the Employment Term, Executive shall be eligible to receive annual stock and stock option grants equal to or greater than the median grants made to Chief Executive Officers of typical comparable companies, as determined in good faith by the Board's compensation committee.

           (iv) REGISTRATION ON FORM S-8. All shares of Company common stock to be issued upon the exercise of options granted to Executive shall be registered with the Securities Exchange Commission on Form S-8."

     2.  Section 5 shall be amended to read, in its entirety, as follows:

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     "CHANGE OF CONTROL VESTING ACCELERATION.  In the event of a Change of
Control, Executive's Performance-Based Stock Option and June 4, 1999 Stock Option shall become 100% vested and any remaining unvested stock options held by Executive shall have their vesting accelerated by an amount equal to 50% of the remaining unvested shares; provided, however, that if Executive remains employed by the Company for one year following the date of a Change of Control, all of Executive's stock options shall become 100% vested."

     3. Section numbers and references shall be amended as necessary throughout the Employment Agreement to reflect the foregoing.

     4. To the extent not expressly amended hereby, the Employment Agreement remains in full force and effect.

     5. This Amendment, the Employment Agreement, the Stock Plan, the Employment Commencement Date Option Agreement, the June 4, 1999 Option Agreement, the Performance-Based Option Agreement and the Proprietary Information Agreement represent the entire agreement and understanding between the Company and Executive concerning Executive's employment relationship with the Company, and supersede and replace any and all prior agreements and understandings concerning Executive's employment relationship with the Company.

                     (REMAINDER OF PAGE INTENTIONALLY LEFT BLANK)

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     IN WITNESS WHEREOF, this amendment has been entered into as of the date first set forth above.

     EXECUTIVE:                         NETGRAVITY, INC.

     /s/ Eric W. Spivey                 /s/ Stephen E. Recht
     --------------------------         --------------------------
     Eric W. Spivey
                                        By: Stephen E. Recht
                                           -----------------------
                                        Title: Chief Financial Officer
                                               and Secretary


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